Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of our reports dated February 29, 2024, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Recursion Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah
May 10, 2024